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                                                                      Exhibit 11

LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                                 Three Months Ended
                                                                                       July 31,
                                                                             ------------------------------
                                                                                1999                1998
                                                                             -----------        -----------

             Net (loss)                                                      $(1,580,039)       $(2,911,003)
                                                                             ===========        ===========
             Average shares outstanding                                        8,819,073          8,808,871
             Stock options:
              Total options                                                           --                 --
              Assumed treasury stock buyback                                          --                 --
             Warrants assumed converted                                               --                 --
             Convertible redeemable preferred
              stock assumed converted                                                 --                 --
                                                                             -----------        -----------
             Number of shares used in per
               common share computation                                        8,819,073          8,808,871
                                                                             ===========        ===========

             Basic net (loss) per share of common stock                      $     (0.18)       $     (0.33)
                                                                             ===========        ===========
             Diluted net (loss) per share of common stock                    $     (0.18)       $     (0.33)
                                                                             ===========        ===========


                                                                                   Six Months Ended
                                                                                       July 31,
                                                                             ------------------------------
                                                                                1999               1998
                                                                             -----------        -----------

             Net (loss)                                                      $(3,139,059)        (6,047,088)
                                                                             ===========        ===========
             Average shares outstanding                                        8,816,834          8,807,459
             Stock options:
              Total options                                                           --                 --
              Assumed treasury stock buyback                                          --                 --
             Warrants assumed converted                                               --                 --
             Convertible redeemable preferred
              stock assumed converted                                                 --                 --
                                                                             ===========        ===========
             Number of shares used in per
               common share computation                                        8,816,834          8,807,459
                                                                             ===========        ===========

             Basic net (loss) per share of common stock                      $      (.36)       $     (0.69)
                                                                             ===========        ===========
             Diluted net (loss) per share of common stock                    $      (.36)       $     (0.69)
                                                                             ===========        ===========


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